Contact:
Angie Richards
FHLB Des Moines
515.281.1014
arichards@fhlbdm.com

FHLB Des Moines Completes Merger with FHLB Seattle

Des Moines, Iowa (June 1, 2015) - The Federal Home Loan Bank of Des Moines (“FHLB Des Moines”) announced today that it has successfully completed its merger with the Federal Home Loan Bank of Seattle (“FHLB Seattle”). Additional details will be included in a related Form 8-K that FHLB Des Moines will file with the Securities and Exchange Commission.

This is the first voluntary merger in the more than 80-year history of the Federal Home Loan Bank (FHLBank) System. The merger closed on May 31, 2015, and today is the first day that the two Banks are operational as one Bank.

“We are pleased to have finalized this merger with overwhelming support from our members,” commented Dick Swanson, FHLB Des Moines chief executive officer. “As a cooperative, we strive to make decisions that are in the best long-term interest of our members. We believe that the continuing Bank will be stronger by virtue of its larger and more geographically diverse membership base and can achieve operational efficiencies that will help maintain our sound financial condition over the long run.”

Serving nearly 1,500 financial institutions in 13 states and three U.S. Pacific territories, FHLB Des Moines is now the largest Bank in the FHLBank System in terms of membership and geography. The headquarters remains in Des Moines with a western regional office in Seattle.

“The management teams, staffs and boards at both Banks worked closely together over the last six months on a merger integration plan designed to help facilitate the smoothest possible transition for our members,” said Mike Wilson, FHLB Des Moines president. “We are confident that we are well-positioned to maintain the same high level of customer service and support that our customers are accustomed to receiving and fulfill our mission of providing funding and liquidity to meet the housing, economic development and business needs of communities across our district.”

The completion of the merger concludes a lengthy process of merging the two Banks. On July 31, 2014, FHLB Des Moines and FHLB Seattle announced that they had entered into an exclusivity arrangement to potentially merge the two Banks. In September 2014, the boards of both Banks approved the Merger Agreement followed by the Federal Housing Finance Agency’s (“FHFA”) approval of the Banks’ merger application in December 2014. In February 2015, members of both Banks ratified the Merger Agreement as approved by their boards. The merger is complete now that the Banks have satisfied the closing conditions of the FHFA’s December 2014 approval of their merger application, and the FHFA has accepted the continuing Bank’s organization certificate.

FHLB Des Moines is one of 11 regional Banks in the FHLBank System. Established by Congress in 1932 to support mortgage lending, the FHLBank System is a stable source of funding for approximately 7,400 federally insured depository institutions of all sizes and types. FHLBank membership includes commercial banks, credit unions, thrifts, insurance companies and community development financial institutions from every U.S. state and territory.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those with regard to activities relating to and anticipated benefits of the merger between FHLB Des Moines and FHLB Seattle. These statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plan,” “could,” “should,” “would,” “may,” and “will,” or their negatives, or other variations on these terms or other terms. Forward-looking statements are subject to known and unknown risks and uncertainties, some of which may be material. Actual actions, transactions, and performance, including relating to the business of the continuing Bank following the merger, may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, the ability to realize the expected benefits and efficiencies of a merger; potential costs relating to the integration of the two Banks; general economic and financial market conditions; and other internal and external factors that may affect the reasons for the merger. Additional factors are discussed in FHLB Des Moines most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings made with the Securities and Exchange Commission. FHLB Des Moines does not undertake to update any forward-looking statements made in this press release.